                         REVOLVING CREDIT AGREEMENT

                          Dated: As of May 28, 1997



                               BY AND BETWEEN



                         AMBASSADOR APARTMENTS, L.P.
                            77 West Wacker Drive
                           Chicago, Illinois 60601



                                    -and-



                       CREDIT LYONNAIS NEW YORK BRANCH
                          Credit Lyonnais Building
                         1301 Avenue of the Americas
                          New York, New York  10019

                              TABLE OF CONTENTS
                              -----------------


ARTICLE NO.                                                                Page
-----------                                                                ----
     1       INCORPORATION OF RECITALS AND EXHIBITS.......................   1

             1.1 Incorporation of Recitals                                   1
             1.2 Incorporation of Exhibits                                   1

     2       DEFINITIONS..................................................   2

             2.1 Defined Terms                                               2
             2.2 Use of Defined Terms                                        9
             2.3 Use of Recital, Article, Section and Exhibit References..   9

     3       REPRESENTATIONS AND WARRANTIES...............................   9

             3.1 Representations and Warranties of Borrower...............   9
             3.2 Survival of Representations and Warranties...............  14

     4       TERMS OF LOAN AND DOCUMENTS..................................  14

             4.1 Agreement to Borrow and Lend.............................  14
             4.2 Loan Documents...........................................  14
             4.3 Interest Rate............................................  15
             4.4 Term of the Loan.........................................  15
             4.5 Prepayments..............................................  16

     5       LOAN EXPENSES AND ADVANCES; SECURITY OF
              MORTGAGE FOR SAME...........................................  16

             5.1 Loan Expenses............................................  16
             5.2 Lender's Commitment Fee..................................  16
             5.3 Lender's Draw Fee........................................  16
             5.4 Unused Fee...............................................  17
             5.5 Administration Fee.......................................  17
             5.6 Time of Payment and Calculation of Fees..................  17
             5.7 Expenses and Advances Secured by Loan Documents..........  17

     6       REQUIREMENTS PRECEDENT TO THE OPENING OF THE LOAN............  18



     7       LENDER'S OBLIGATION TO DISBURSE PROCEEDS OF LOAN.............  19

             7.1   Loan Opening...........................................  19
             7.2   Conditions for All Subsequent Disbursements............  19
             7.3   Additionals Conditions for Acquisition Disbursements...  20

     8       BORROWER'S AGREEMENTS........................................  20

     9       FINANCIAL COVENANTS..........................................  28

             9.1   Minimum Consolidated Tangible Net Worth................  28
             9.2   Interest Coverage Ratio................................  28
             9.3   EBITDA to Debt Service.................................  28
             9.4   Unhedged Floating Rate Debt............................  29

     10      ASSIGNMENTS..................................................  29

             10.1  Lender's Right to Assign...............................  29
             10.2  Prohibition of Assignments by Borrower.................  31
             10.3  Restrictions on Transfers of Interest..................  31
             10.4  Prohibition of Transfers in Violation of ERISA.........  31
             10.5  Successors and Assigns.................................  31

     11      EVENTS OF DEFAULT............................................  32

     12      LENDER'S REMEDIES IN EVENT OF DEFAULT........................  34

             12.1  Remedies Conferred Upon Lender.........................  34
             12.2  Non-Waiver of Remedies.................................  35

     13      GENERAL PROVISIONS...........................................  35

             13.1  Captions...............................................  35
             13.2  Notices................................................
             13.3  Entire Agreement; Modification; Waiver.................  37
             13.4  Governing Law..........................................  37
             13.5  Acquiescence Not to Constitute Waiver of Lender's
                    Requirements..........................................  37
             13.6  Disclaimer by Lender...................................  38
             13.7  Right of Lender to Make Advances to Cure Borrower's
                    Defaults..............................................  38
             13.8  Definitions Included in Amendment......................  39
             13.9  Time Is of the Essence.................................  39
             13.10 Execution in Counterparts..............................  39
             13.11 Waiver of Consequential Damages........................  39
             13.12 Claims Against Lender..................................  39
             13.13 Jurisdiction; Service of Process.......................  40
             13.14 Set-Offs...............................................  40



             13.15 Severability...........................................  41
             13.16 Waiver of Jury Trial...................................  41
             13.17 Survival of Indemnities................................  42


EXHIBITS
--------

A  FORM OF MORTGAGE
B  COMPLIANCE CERTIFICATE
C  REQUEST FOR DISBURSEMENT

                                                                EXHIBIT 10.65



                         REVOLVING CREDIT AGREEMENT
                         --------------------------

     THIS REVOLVING CREDIT AGREEMENT is made as of May 28, 1997, by and between AMBASSADOR APARTMENTS, L.P., a Delaware limited partnership, having an office address at 77 West Wacker Drive, Suite 4040, Chicago, Illinois 60601 ("Borrower"), and CREDIT LYONNAIS NEW YORK BRANCH, a branch, licensed under the laws of the State of New York, of a banking corporation organized under the laws of the Republic of France, having an office at Credit Lyonnais Building, 1301 Avenue of the Americas, New York, New York 10019 ("Lender"), and its successors and assigns.


                                  RECITALS
                                  --------

     A. Borrower is a limited partnership whose sole general partner is Ambassador Apartments, Inc., a Maryland corporation (the "REIT"), which owns a
[    %] general partnership interest in Borrower.

     B. The REIT is listed on the New York Stock Exchange and qualifies as a real estate investment trust.

     C. Borrower has applied to Lender for a revolving loan (the "Loan") in the maximum principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000), and Lender has agreed to make the Loan, on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE

                   INCORPORATION OF RECITALS AND EXHIBITS
                   --------------------------------------

INCORPORATION OF RECITALS
-------------------------

     1.1 The foregoing Recitals are made a part of this Agreement.

INCORPORATION OF EXHIBITS
-------------------------

     1.2 All Exhibits hereto (whether or not listed in the Index) are incorporated herein and expressly made a part hereof.

                                  ARTICLE 2.

                                 DEFINITIONS
                                 -----------

DEFINED TERMS
-------------

     2.1 The following terms as used herein or in any of the other Loan Documents, as the case may be, shall have the following meanings:

     ACM's: Any product or material containing more than 0.1 percent asbestos by weight, which material, when dry, can be crumbled, pulverized or reduced to powder by hand pressure or any substance containing asbestos and deemed hazardous by any applicable Laws.

     Acquisition Advance: Any disbursement of the Loan the proceeds of which are used to acquire an apartment project provided that the conditions set forth in Section 7.3 have been satisfied.

     Administration Fee:  The meaning set forth in Section 5.5.

     Affiliate: When used with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement: This Loan Agreement, as originally executed or as may be hereafter supplemented, amended or restated in accordance with its terms from time to time in writing.

     Assignee:  The meaning set forth in Section 10.1(a).

     Business Day: Any day other than a Saturday or Sunday or other day on which commercial banks are required or permitted to close in New York City, on which dealings in United States dollars are carried on in the London interbank market.

     Capitalized Lease: of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     Capitalized Lease Obligations: of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     Change of Control: means the acquisition by any Person (other than the REIT) or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the ownership interest in Borrower.

     Co-Agent:  The meaning set forth in Section 10.1(e).

     Commitment Fee:  The meaning set forth in Section 5.2.

     Consolidated Debt Service: shall mean, for any period, Consolidated Interest Expense plus the scheduled amortization payments of principal of any of the Consolidated Indebtedness of the REIT during such period, excluding any principal payments due on the maturity date of such Indebtedness.

     Consolidated Indebtedness: means, as of any date of determination, all Indebtedness of the Borrower, the REIT and their Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items.

     Consolidated Interest Expense: means for any period, without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for the REIT for such period, including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit, all remarketing, trustee, and other fees associated with outstanding bond issues, the net costs associated with Rate Hedging Obligations, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, other than interest and other charges amortized to cost of sales, plus the REIT's pro rata share of interest expense in unconsolidated Affiliates and 100% of any accrued, paid interest incurred (without redundancy) on any obligation for which the REIT is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities. Consolidated Interest Expense shall not include any interest that is capitalized.

     Consolidated Net Income: means, for any period, the net income (or loss) of the REIT (excluding equity in net earnings or loss of unconsolidated Affiliates) on a consolidated basis for such period taken as a single accounting period, determined in conformity with GAAP. For the purposes of determining Consolidated Net Income, the REIT shall expense (i) all costs associated with the re-leasing of apartment units, and (ii) a reserve for replacement equal to $150 per unit per year.

     Consolidated Tangible Net Worth: means, as to the REIT, at any date, the sum of all capital accounts (including without limitation, any paid-in capital, capital surplus, retained earnings, and minority interests) determined on a consolidated basis in conformity with GAAP, plus increases in accumulated depreciation that occur subsequent to the date of this Agreement, less its consolidated Intangible Assets. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (I) all write-ups in the book value of any asset owned by the REIT or any Subsidiary, (II) any amount, however, designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the REIT or any Subsidiary, (III) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, and (IV) all items that would be considered intangible assets under GAAP.

     Controlled Group: means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, the REIT or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     Credit Lyonnais Branches:  The meaning set forth in Section 13.14.

     Default or default: Any event which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default.

     Default Rate:  The default interest rate specified in the Note.

     Dollars and $:  Dollars in lawful money of the United States of America.

     EBITDA: means, for any period, without duplication, the following, all as determined on a consolidated basis for the REIT in conformity with GAAP,

          (i) the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) charges against income for all federal, state and local taxes, (d) depreciation expense,
     (e) amortization expense, (f) other non-cash charges and expenses,
     (g) earnings distributed by any unconsolidated Affiliates and, without duplication, the REIT's share of undistributed earnings of any unconsolidated Affiliates from whom Lender has received satisfactory assurances that such share of earnings will be distributed to the REIT at least annually (all calculated in the same manner as in the case of consolidated Affiliates), and (h) any losses (other than non-cash losses) arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, less

          (ii) any gains arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income.

     Effective Date: The date on which Borrower is entitled to request a disbursement of the Loan, regardless of when the Loan Opening actually occurs.

     Equity Securities: Common or preferred stock of the REIT and any debentures or other instruments that are convertible into common stock of the REIT.

     ERISA: Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

     Event of Default:  The meaning set forth in Section 11.1.

     Extension Fee: An amount equal to 0.50% of the maximum amount of the Loan.

     Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal or public utility, whether foreign or domestic.

     Hazardous Material: Gasoline, petroleum and other petroleum by-products, asbestos, explosives, PCBs, radioactive materials or any "hazardous" or "toxic" material, substance or waste which is defined by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation of any Governmental Authority having jurisdiction over the Project or any portion thereof or its use, including any material, substance or waste which is: (a) defined as a "hazardous substance" under Section 311 of the Water Pollution Control Act (33 U.S.C. Section 1317), as amended; (b) defined as a "hazardous waste" under Section 1004 of The Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., as amended; (c) defined as a "hazardous substance" or "hazardous waste" under Section 101 of The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq., or any so-called "superfund" or "superlien" law, including the judicial interpretations thereof; (d) defined as a "pollutant" or "contaminant" under 42 U.S.C.A. Section 9601(33); (e) defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (f) defined as a "hazardous chemical" under 29 C.F.R. Part 1910; or (g) subject to any other law or other present or future requirement of any Governmental Authority regulating, relating to, or imposing obligations, liability or standards of conduct concerning, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property free from the presence in the environment of any solid, liquid, gas, odor or any form of energy from whatever source.

     Including or including:  Including but not limited to.

     Indebtedness:  of a Person means, without duplication, such Person's:

                (i)    obligations for borrowed money,

                                                                               ,

                (ii) obligations representing the deferred purchase price of Property or services (other than trade accounts payable and accrued expenses arising or occurring in the ordinary course of such Person's business),

                (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person,

                (iv) obligations which are evidenced by notes, bonds, debentures, or other similar instruments,

                (v)    Capitalized Lease Obligations,

                (vi)   net liabilities under Rate Hedging Obligations,

                (vii) all liabilities and obligations of others of the kind described in clauses (i) through (vi) and (viii) that such Person has guaranteed or that is otherwise its legal liability, and

                (viii) reimbursement obligations for which such Person is obligated with respect to a letter of credit.

     Indemnified Persons:  The meaning set forth in Section 8.1(i).

     Interest Coverage Ratio: means, as of any date of determination, the ratio of the REIT's EBITDA during its most recent four (4) fiscal quarters to its Consolidated Interest Expense during such period.

     Internal Revenue Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time.

     knowledge: When used to modify a representation or warranty, actual knowledge after due inquiry of Adam Peterson, Laura Kaak, any other individuals occupying the office of the chief executive officer, president, or chief financial officer, and any successors performing the duties currently being performed by each of the foregoing.

     Laws: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction, foreign or domestic and all directions, requirements, orders and notices of violation of any governmental or quasi-governmental agency, body or office having or asserting jurisdiction over any party to any of the Loan Documents.

     Lien: means any lien (statutory or other), mortgage, pledge, hypothecation, assignment (the purpose of which is to grant a security interest), deposit arrangement (the purpose of which is to grant a security interest), encumbrance or other security agreement or arrangement of any kind or nature whatsoever the purpose of which is to grant a security interest, whether or not filed or recorded or otherwise perfected (including the interest of a vendor or lessor under any conditional sale, any Capitalized Lease or any lease deemed to constitute a security interest, or any other title retention agreement).

     Loan:  The meaning set forth in Recital C.

     Loan Documents: Collectively, this Agreement, the Note, the Mortgages and all other documents and instruments listed in Section 4.2, and all other documents, instruments or certificates delivered to Lender herewith or from time to time to evidence or secure the Loan and the payment and performance of Borrower's obligations hereunder, as the same may be amended, modified or restated from time to time with the prior written consent of the Borrower and Lender.

     Loan Opening or Opening of the Loan: The first disbursement of Loan Proceeds in accordance with the terms of this Agreement.

     Loan Opening Date:  The date of the Loan Opening.

     Material Adverse Effect: means a material adverse effect in the reasonable estimation of the Lender on (i) the business, properties, condition (financial or otherwise), or results of operations of Borrower and the REIT, taken as a whole, (ii) the ability of Borrower to perform its obligations under any of the Loan Documents, or (iii) the validity or enforceability under applicable law of any of the Loan Documents or the rights or remedies of Lender thereunder.

     Maturity Date:  The meaning set forth in Section 4.4.

     Mortgages:  The mortgages and deeds of trusts delivered pursuant to
Section 4.2(b) hereof, as originally executed or as may be hereafter supplemented, amended or restated from time to time in writing.

     Multiemployer Plan: means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement as described in Section 3(37) of ERISA to which Borrower, the REIT or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     Note: The note or notes aggregating the principal amount of the Loan described and defined in Section 4.2(a), as originally executed or as may be hereafter supplemented, amended or restated from time to time in writing.

     Participant:  The meaning set forth in Section 10.1(b).

     PBGC: means the Pension Benefit Guaranty Corporation, or any successor thereto.

     Permitted Liens:  The meaning set forth in Section 8.1(t).

     Person: Any individual, partnership, corporation, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

     Plan: means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower, the REIT or any member of the Controlled Group may have any liability.

     Proceeding:  The meaning set forth in Section 13.13.

     Prohibited transaction:  A prohibited transaction as described under
Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

     Properties: The real estate assets owned by the Borrower or any entity directly or indirectly wholly-owned by the Borrower and/or the REIT.

     Rate Hedging Obligations: of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreement, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     REIT: The meaning set forth in Recital A.

     Reportable Event: means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or waiver of the funding requirements under Section 412(d) of the Code.

     Routine Uses: Refers to the use of Hazardous Materials in connection with the routine maintenance and operation of a residential apartment complex, including cleaning and maintenance fluids, office supplies and other similar items, in each case used in accordance with, and so as not to cause a violation of, Environmental Laws and in quantities and in a manner which do not pose a hazard to persons on or about the Properties.


     Single Employer Plan: means a Plan maintained by the Borrower, the REIT or any member of the Controlled Group for employees of the Borrower, the REIT or any member of the Controlled Group.

     Subsidiary: of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power for the election of the board of directors of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the REIT and/or Borrower.

     Unfunded Liabilities: means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of the assets of such Plans allocable to such benefits, all determined as of the then most recent valuation date for such Plans, using the actuarial methods and assumptions utilized in the actuarial report for each such Plan as of such date.

     Unhedged Floating Rate Debt: of a Person shall mean its variable rate Indebtedness, including without limitation that of its unconsolidated Affiliates which is recourse to such Person and any Debt that reprices within 365 days, but excluding any such Indebtedness for which such Person is protected from interest rate risk pursuant to any interest rate cap, swap, hedge or collar protection agreement now existing or that may, to the reasonable satisfaction of Lender, be entered into after the date of this Agreement.

     Working Capital Advance: Any disbursement of the Loan which is not an Acquisition Advance.

USE OF DEFINED TERMS
--------------------

     2.2 Defined terms may be used in the singular or the plural. When used in the singular preceded by "a", "an", or "any", such term shall be taken to indicate one or more members of the relevant class. When used in the plural, such term shall be taken to indicate all members of the relevant class.

USE OF RECITAL, ARTICLE, SECTION AND EXHIBIT REFERENCES
-------------------------------------------------------

     2.3 The use herein of references to Recitals, Articles, Sections and Exhibits shall refer to the referenced Recital, Article or Section in, or Exhibit annexed to, this Agreement.


                                 ARTICLE 3.

                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

REPRESENTATIONS AND WARRANTIES OF BORROWER
------------------------------------------

     3.1 To induce Lender to execute and deliver this Agreement and to perform the obligations of Lender hereunder, Borrower hereby represents and warrants to Lender as follows:

         (a) Borrower is a limited partnership duly and validly formed and validly existing under the laws of the State of Delaware. Borrower has full power and authority to execute, deliver and perform the obligations and carry out the duties imposed upon Borrower by this Agreement and the other Loan Documents to which it is a party, and Borrower has taken all action necessary to carry out Borrower's obligations and duties in connection with the Loan.

          (b) All of the Loan Documents executed by Borrower, have been duly and properly executed and delivered by Borrower.

          (c) This Agreement, the Note, and all of the other Loan Documents each constitute legal, valid and binding obligations of the Borrower or the REIT, as the case may be, and each of the Loan Documents and the security interests granted therein are enforceable in accordance with their respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and limitations imposed by general principles of equity.

          (d) No provision of any mortgage, indenture, agreement, contract,
     or other instrument requires the consent or authorization of any   other
     person, firm or corporation as a condition precedent to the consummation of the transactions contemplated herein or in any of the other Loan Documents, the violation of which would have a Material Adverse Effect, and to the best of Borrower's knowledge, there is no such provision requiring consent or authorization regardless of whether the violation would result in a Material Adverse Effect.

          (e) No approvals, consents or permits are required in connection with the execution, delivery and performance by Borrower, of this Agreement or any of the other Loan Documents or in connection with the performance or consummation of any of the transactions contemplated hereby or thereby, or if required, such approvals, consents or permits have been obtained, or the failure to obtain them will not result in a Material Adverse Effect, and to the best of Borrower's knowledge there are no such approvals, consents, or permits required regardless of whether the failure to obtain them would result in a Material Adverse Effect.

           (f) The execution, delivery and performance of the Loan Documents, the granting of the security interests therein and compliance with the provisions of this Agreement and the other Loan Documents, (i) have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) either (A) a breach or default under any organizational document of the Borrower, the REIT or any Affiliate of the Borrower or the REIT, any indenture, mortgage, deed of trust, franchise, permit, license, note or any other agreement or instrument to which the Borrower or the REIT is a party or by which the Borrower, the REIT, or any of their respective properties may be bound or affected, or (B) a violation of any Law, court order, writ, injunction or other decree which may affect the Borrower or the REIT, and (ii) will not result in a lien against any property or assets of the Borrower or the REIT (other than liens in favor of Lender pursuant to the Loan Documents).

           (g) The execution, delivery and performance of this Agreement and the other Loan Documents have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) a breach or default under any other agreement to which the Borrower, the REIT, or any Affiliate of the Borrower or the REIT is a party or by which the Borrower, the REIT or such Affiliate may be bound or affected, to the extent such breach or default would result in a Material Adverse Effect, and to the best of Borrower's knowledge there will be no such breach or default regardless of whether a Material Adverse Effect results.

           (h) All financial statements furnished to Lender by the Borrower, the REIT or any Affiliate of the Borrower or the REIT are true, correct and complete in all material respects as of the date thereof, and all other information previously furnished by Borrower to Lender in connection with the transactions contemplated by the Loan Documents is true, correct and complete in all material respects as of the date thereof and does not fail to state any material fact necessary to make the statements made not misleading. Neither the Borrower, the REIT nor any Affiliate of the Borrower or the REIT has any liability, contingent or otherwise, not disclosed in such financial statements or such other information which would affect Borrower's ability to perform or discharge its obligations under the Loan Documents.

           (i) No material adverse change in the operations or financial condition of the Borrower, the REIT or any Affiliate of the Borrower or the REIT has occurred since the respective effective dates of their financial statements previously submitted to Lender.

           (j) Borrower is in material compliance with, and the use of its Properties is in material compliance with and does not violate in any material respect (i) to the best of Borrower's knowledge, Laws of any kind whatsoever (including, without limitation, the Americans With Disabilities Act and all other zoning and building Laws, environmental protection Laws and wetlands protection Laws), or (ii) any building permits or other approvals or restrictions of record, which violation would individually or in the aggregate cause a Material Adverse Effect.

           (k) Borrower has dealt with no brokers in connection with this Loan transaction, and no brokerage fees or commissions are payable by or to any person in connection with any of the Loan Documents or the transactions contemplated thereby.

           (l) Neither Borrower nor the REIT, is in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and none of the proceeds of the Loan will be used for the purpose of purchasing or carrying any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.

            (m) The Loan and the execution and performance of the Loan Documents do not constitute a "prohibited transaction" under ERISA;
     the assets of Borrower do not constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101; and Borrower is a "real estate operating company" as defined in ERISA.

            (n) To the best of Borrower's knowledge, the Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed
     $5,000,000. To the best of Borrower's knowledge, the withdrawal liabilities to Multiemployer Plans of the Borrower, and any other member of the Controlled Group do not, and are not reasonably expected to, exceed $5,000,000 in the aggregate. To the best of Borrower's knowledge, each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower, nor the REIT, nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

           (o) No aspect of the Loan transaction violates or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof.

           (p) To the best of Borrower's knowledge, neither Borrower nor any Affiliate of Borrower nor any of its the Properties is in violation of any environmental Law; neither Borrower nor any Affiliate of Borrower has received any written notice of any such violation or claimed violation and Borrower is not aware of any circumstances which could give rise to the issuance of any such notice. To the best of Borrower's knowledge, there are no pending civil (including actions by private parties), criminal or administrative actions, suits or proceedings affecting Borrower or any Affiliate of Borrower or any of its Properties relating to environmental matters ("Environmental Proceedings"), and Borrower has no knowledge of any threatened Environmental Proceedings or any facts or circumstances which could give rise to any future Environmental Proceedings. To the best of Borrower's knowledge, neither Borrower nor any Affiliate of Borrower has ever caused or permitted any Hazardous Material to be released, transported, placed, held, located or disposed of over, on, under or at any of its Properties, or any part thereof, or any other property adjacent thereto, or used any of its Properties permanently or temporarily as a dump site or storage site for any Hazardous Material. To the best of Borrower's knowledge, each of the Properties is free of all Hazardous Material except for Routine Uses of Hazardous Materials and Hazardous Materials which are in such amounts and condition that do not violate any environmental Law.

           (q) All statements set forth in the Recitals are true and correct.

           (r) Borrower is not a "foreign person" within the meaning of
     Section 1445 or 7701 of the Internal Revenue Code.

           (s) Borrower uses no trade name and has not and does not do business under any name other than its actual name set forth herein.
     The principal place of business of Borrower is as stated on page 1 hereof.

           (t) Neither Borrower nor the REIT is a "Public Utility Holding Company" as defined in The Public Utility Holding Company Act of 1935, as amended.
           (u) No notices of any claimed violations of Laws arising from the operation, use or occupancy of any Properties which have not been cured have been served upon Borrower or any of its agents or representatives, and Borrower is not aware of any circumstances which could give rise to the issuance of any such notice of claimed violation. Borrower has not received notice of, and to the best of Borrower's knowledge, Borrower is not involved in any investigation by or before any Governmental Authority, nor to Borrower's knowledge has any such investigation been threatened.

           (v)  No Default or Event of Default has occurred and is continuing.

           (w) The copies of the organizational documents of the Borrower and the REIT furnished to Lender are true, correct and complete copies thereof and are all in full force and effect. No default has occurred under any of the organizational documents of Borrower and no event has occurred which with the giving of notice or lapse of time or both would result in any default thereunder.

           (x) The information provided by Borrower to Lender in connection herewith does not include an untrue statement of a material fact or omit to state any material fact or any other fact which is necessary to make the statements contained therein (in the light of the circumstances under which they were made) not misleading.

           (y) To the best of Borrower's knowledge, the Borrower, the REIT, or their Subsidiaries has good and marketable title to the Properties and assets reflected in the financial statements as owned by it, the REIT, or any such Subsidiaries free and clear of Liens except for the Permitted Liens.

           (z) Borrower has not received notice of, and to the best of Borrower's knowledge, there are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower's knowledge, threatened against or affecting the Borrower, the REIT, or any of the Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect, except as disclosed on Schedule 3.1 hereto, or otherwise disclosed to Lender in accordance with the terms hereof.

           (aa) Borrower and the REIT possess all licenses, permits, franchises, patents, copyrights, trademarks and tradenames or rights related thereto to conduct their respective businesses substantially as now conducted, and is presently proposed to be conducted, with such exceptions as have not had and would not reasonably be expected to have a Material Adverse Effect.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES
------------------------------------------

     3.2 Borrower agrees that all of its representations and warranties set forth in Section 3.1 and elsewhere in this Agreement and the other Loan Documents will be true at the Loan Opening Date, and except with respect to matters which have been disclosed in writing to and approved by Lender, at all times thereafter. Without limiting the generality of the foregoing, the representations and warranties contained in Section 3.1(q) shall survive in perpetuity (or for such period as may be permitted by Law), notwithstanding the payment in full and the performance of all obligations of Borrower under the Loan Documents.

                                 ARTICLE 4.

                         TERMS OF LOAN AND DOCUMENTS
                         ---------------------------

AGREEMENT TO BORROW AND LEND
----------------------------

     4.1 Subject to all of the terms, provisions and conditions set forth in this Agreement and the other Loan Documents, Lender agrees to make and Borrower agrees to accept the Loan. This facility is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request advances hereunder, repay such advances and reborrow advances at any time prior to the Maturity Date. The maximum principal amount of the Loan outstanding from time to time shall in no event exceed an amount equal to $25,000,000, and the maximum principal amount of the Loan outstanding from time to time for Working Capital Advances shall in no event exceed $6,250,000.

LOAN DOCUMENTS
--------------

     4.2 (a) In consideration of Lender's entry into this Agreement and Lender's agreement to make the Loan, Borrower shall, contemporaneously with the execution of this Agreement, execute and deliver a note (the "Note") duly executed and delivered by Borrower payable to the order of Lender in the amount of the Loan;

          (b) As a condition to any Acquisition Advance for properties being acquired that will either not be subject to any other mortgage or will be subject to a mortgage that permits junior liens, Borrower shall, in sufficient time for review by Lender and its counsel prior to the requested date of such disbursement, execute and deliver (or cause its Subsidiary to execute and deliver, as applicable) to Lender the following documents:

              (i) A valid and subsisting first (or junior, as the case may be) mortgage (or deed of trust) and assignment of rents, income and profits in the statutory form for the state where the applicable Property is located, together with Rider substantially in the form attached hereto as Exhibit A with such modifications as may be required due to state law issues (a "Mortgage") made by Borrower (or a Subsidiary) to Lender encumbering the applicable Property, including all real estate and personalty, securing the Note, the Loan and all obligations of Borrower under the Loan Documents, subject only to Permitted Liens;

              (ii) All Uniform Commercial Code financing statements as are necessary or advisable to perfect, or notify third parties of, the security interests intended to be created by the Loan Documents; and

              (iii) Such other papers, documents and instruments as may be required by this Agreement or as Lender may reasonably require in connection with the Property being acquired with the proceeds of the Acquisition Advance.

          (c) As a condition to an Acquisition Advance for a property being acquired by Borrower through the acquisition of outstanding bonds, a first priority assignment and pledge of such bonds together with such evidence of the perfection of such pledge as Lender may reasonably require.

INTEREST RATE
-------------

     4.3 The Loan will bear interest at the rate set forth in the Note. Interest on the Loan shall be computed on the principal sum of the entire amount of the Loan from time to time outstanding on the basis of a 360-day year, as set forth in the Note, but shall be charged for the actual number of days within the period for which interest is being charged. Upon default or delinquency in the making of payments when due hereunder or under the Note, the interest rate under the Loan shall be at the Default Rate.

TERM OF THE LOAN
----------------

     4.4 Without limiting the provisions of the Note, the unpaid principal balance of each advance made hereunder shall be due and payable on or before 120 days following the date of such advance, and the full amount of the unpaid principal balance of the Loan, together with any accrued and unpaid interest and all other sums then due and payable under the Note and under the other Loan Documents, if not sooner paid, whether by reason of acceleration or otherwise, shall be paid in full on May 22, 1998 (the "Maturity Date"). Lender shall have no obligation to make a disbursement of the Loan on or after the Maturity Date.

PREPAYMENTS
-----------

     4.5 Borrower shall have the right to make prepayments of the Loan in whole or in part (without premium or penalty) in accordance with the terms of the Note. Principal amounts of the Loan which are repaid may be reborrowed subject to the terms and conditions contained herein.

                                 ARTICLE 5.

                         LOAN EXPENSES AND ADVANCES;
                        SECURITY OF MORTGAGE FOR SAME
                        -----------------------------

LOAN EXPENSES
-------------

     5.1 Borrower agrees to pay all reasonable expenses of the Loan, including all amounts payable pursuant to Sections 5.2, 5.3, 5.4 and 5.5 below, and also including all recording charges, all brokerage fees and commissions, and all reasonable fees and expenses (including word processing and photocopying expenses) of Lender's attorneys, including all costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed its obligations hereunder and under the other Loan Documents or has satisfied the conditions precedent to the obligations of Lender hereunder.
Upon the occurrence of an Event of Default, Borrower shall also pay all fees, expenses and charges of appraisal, architectural, engineering, environmental, insurance and the consultants retained by Lender in connection with the Properties subject to the Mortgages. All such reasonable expenses, charges, costs and fees shall be Borrower's obligation regardless of whether the Loan is disbursed in whole or in part, and shall be secured by the Mortgages and other Loan Documents.

LENDER'S COMMITMENT FEE
-----------------------

     5.2 Borrower agrees to pay to Lender a commitment fee (the "Commitment Fee") of One Hundred Twenty Five Thousand Dollars ($125,000). The first fifty percent (50%) of the Commitment Fee, in the amount of Sixty Two Thousand Five Hundred Dollars ($62,500), has been previously paid to Lender. The balance of the Commitment Fee, in the amount of Sixty Two Thousand Five Hundred Dollars ($62,500), shall be paid to Lender on the Loan Opening Date.

LENDER'S DRAW FEE
-----------------

     5.3 At the time of each disbursement of the Loan, Borrower shall pay a draw fee ("Draw Fee") equal to .50 percent of the amount disbursed. In no event shall Borrower be obligated to pay an aggregate Draw Fee of more than $250,000 (one percent of the total amount of the commitment for the Loan) during the term of the Loan. If as of the Maturity Date, the cumulative amount of the Draw Fee paid by Borrower during the term of the Loan has been less than $125,000, then Borrower shall be required to pay on the Maturity Date an amount equal to the difference between $125,000 and the aggregate amount of the draw fee previously paid.

UNUSED FEE
----------

     5.4 Borrower agrees to pay to Lender a fee calculated at the rate of .125% per annum on the daily unborrowed portion of the Loan payable monthly in arrears on the last day of each calendar month beginning May 31, 1997 (with the first such payment covering the period from the Effective Date through May 31,
1997) and on the Maturity Date. (or such earlier date as the Loan is repaid and the Lender's obligation to disburse proceeds is terminated).

ADMINISTRATION FEE
------------------
     5.5 In consideration of the costs and expenses which have been and will be incurred by Lender in connection with the administration of the Loan, Borrower shall pay to Lender an annual administration fee (the "Administration Fee") equal to Five Thousand Dollars ($5,000). The Administration Fee shall be payable by Borrower to Lender quarterly in arrears on the last day of each calendar quarter beginning June 30, 1997, and on the Maturity Date.

TIME OF PAYMENT AND CALCULATION OF FEES
---------------------------------------

     5.6 Borrower shall pay all reasonable fees and expenses incurred by Lender at the Loan Opening Date and on demand at such subsequent times as Lender may determine, except for the Administration Fee, Draw Fee, and Unused Fee, which shall be paid as provided in Section 5.3, 5.4 and 5.5, respectively. Lender may require the payment of such fees and expenses as a condition to any disbursement of the Loan. All fees shall be calculated on basis of actual days elapsed and a year consisting of 360 days.

EXPENSES AND ADVANCES SECURED BY LOAN DOCUMENTS
-----------------------------------------------

     5.7 If Borrower fails to pay Lender the fees described in Sections 5.3,
5.4 or 5.5 within 10 days after notice and demand therefor, Lender is hereby authorized, upon notice to Borrower, to make disbursements of Loan proceeds from time to time to pay such fees whether or not at such time there may be any undisbursed Loan proceeds. Any such advances made by Lender on account of such fees shall, as and when advanced or incurred by Lender, constitute additional indebtedness evidenced by the Note and secured by the Mortgages and the other Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the aggregate face amount of the Note.

                                 ARTICLE 6.

                           REQUIREMENTS PRECEDENT
                         TO THE OPENING OF THE LOAN

     6.1 Borrower shall perform and satisfy all of the following conditions precedent on or before the Loan Opening Date, and Borrower agrees that Lender's obligation to disburse the Loan is conditioned upon Borrower's performance or satisfaction of all such conditions precedent:

          (a) No Default or Event of Default by Borrower or the REIT shall exist under this Agreement or any of the other Loan Documents.

          (b) Borrower shall have executed and delivered or caused to be executed and delivered to Lender all of the Loan Documents as required by, and in accordance with, Section 4.2, duly and properly executed by the respective parties thereto, and Borrower shall have paid all amounts required to be paid by Borrower on or before the Loan Opening Date pursuant to Article 5.

          (c) Borrower shall have furnished to Lender the following, in sufficient time for review by Lender and its counsel prior to the Loan Opening Date, all of which shall be in form and substance reasonably satisfactory to Lender and its counsel:

              (i) Certified copy of the Certificate of Limited Partnership and Agreement of Limited Partnership of Borrower and good standing certificates for Borrower from the States of Delaware and Illinois.

              (ii) Certified copies of the Articles of Incorporation, Certificate of Incorporation and By-Laws for the REIT, an incumbency certificate showing specimen signatures for all individuals executing any Loan Documents and resolutions for the REIT evidencing its authority to enter into the Loan Documents on behalf of Borrower, and a good standing certificate for the REIT from the state of its incorporation and Illinois.

              (iii) Evidence satisfactory to Lender that the Loan and the execution and performance of this Agreement and the other Loan Documents are authorized and that the individuals executing this Agreement and the other Loan Documents on behalf of Borrower and the REIT have been duly authorized by all appropriate action to execute and deliver this Agreement and the other Loan Documents.

              (iv) Opinions from counsel to Borrower and the REIT reasonably satisfactory to Lender, and such other opinions as Lender may reasonably require.

              (v) A copy of the most recent audited consolidated annual financial statements of Borrower and the REIT, and the most recent unaudited consolidated quarterly financial statements of Borrower and the REIT, all of which shall have been certified by the REIT as being true, complete and correct, prepared in accordance with generally accepted accounting principles (as applied in the United States), consistently applied, and fully disclosing any and all contingent liabilities.


                                 ARTICLE 7.

              LENDER'S OBLIGATION TO DISBURSE PROCEEDS OF LOAN
              ------------------------------------------------

LOAN OPENING
------------

     7.1 Upon Borrower's compliance with and satisfaction of all conditions precedent to the Loan Opening and if applicable the conditions in Section 7.3 below, Lender shall make the initial disbursement of the Loan.

CONDITIONS FOR ALL SUBSEQUENT DISBURSEMENTS
-------------------------------------------

     7.2 Disbursements of the Loan after the Loan Opening shall be made from time to time as requested by Borrower and the obligation of Lender to make any such disbursements is subject to the following terms and conditions:

         (a) All disbursements of Working Capital Advances shall be in minimum increments of $250,000, and disbursements of Acquisition
     Advances shall be in an amount equal to the actual acquisition costs, including fees and expenses, as evidenced by closing statements from such acquisitions, less cash contributed by Borrower or the Affiliate of Borrower purchasing such property.

         (b) Prior to such disbursement no Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if requested by Lender, Borrower shall deliver a Certificate of Borrower to such effect;

         (c) The representations and warranties of Borrower contained herein shall be true and correct as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case its representation or warranty shall be true and correct on and as of an earlier date;

         (d) The outstanding balance of Working Capital Advances following such disbursement shall be not more than $6,250,000 and the total outstanding balance of the Loan shall not exceed $25,000,000; and

         (e) Borrower shall have delivered to Lender a completed Request for Disbursement in the form of Exhibit C no less than two Business Days prior to the date of the requested disbursement for Working Capital Advances, and seven Business Days prior to the date of the requested disbursement for Acquisition Advances.

Provided that all of the conditions contained in this Section 7.2 (and Section
7.3 if applicable) have been satisfied, Lender shall make disbursements on the date of the requested disbursement as set forth in Borrower's Request for Disbursement.

ADDITIONAL CONDITIONS FOR ACQUISITION ADVANCES
----------------------------------------------

     7.3 In addition to the conditions set forth in Section 7.2 above, if the disbursement requested is for acquisition of a Property, Borrower shall have furnished to Lender the following, all of which shall be in form and substance reasonably satisfactory to Lender and its counsel:

         (a) The additional Loan Documents referred to in Section 4.2(b) or
     Section 4.2(c) hereof as applicable.

         (b) For each Property which will be encumbered by a Mortgage in accordance with Section 4.2(b):

             (i) An ALTA loan policy of title insurance (the "Title Policy") in the amount of the acquisition price for such Property, insuring the Mortgage delivered to Lender for such Property as a valid and subsisting first mortgage lien subject to only Permitted Liens, provided such policy can be obtained for a substantially nominal cost in conjunction with the issuance of the owner's policy. If a title insurance policy is not issued, then Borrower shall furnish a local counsel opinion confirming that the Mortgage is in appropriate form to create a valid lien against the Property.

             (ii) Property and casualty insurance coverage consistent with insurance maintained by institutional owners of similar properties, which insurance shall name Lender as a Mortgagee and as an additional insured.

             (iii) If requested by Lender, copies of all existing environmental reports relating to the Property that is being acquired with the proceeds of the Acquisition Advance and an MAI certified appraisal of the Property if otherwise available, provided that Lender acknowledges such appraisal may not be addressed to Lender.

         (c) For each Property which will be acquired with proceeds of an Acquisition Advance, Borrower represents, warrants, and covenants as follows:

             (i) The Property shall be a multi-family residential property of a similar type and nature to properties currently owned by Affiliates of the REIT;

             (ii) No portion of any improvement on the Property shall be located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower shall have obtained and will maintain flood insurance in connection therewith (to the extent such insurance is available).

             (iii) To the Borrower's knowledge, the Property and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other similar laws ("Applicable Laws").

             (iv) To the Borrower's knowledge there is no latent or patent structural or other significant deficiency of the Property; the Property is free of damage and waste that would materially and adversely affect the value of the Property; the Property is free from damage caused by fire or other casualty; and there is no pending or threatened condemnation proceedings affecting the Property, or any material part thereof.

              (v) To Borrower's knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and to Borrower's knowledge, in material compliance with all Applicable Laws with respect to such systems.

              (vi) To the best of Borrower's knowledge, all improvements on the Property lie within the boundaries and building restrictions of the legal description of record of the Property, no such improvements encroach upon easements benefitting the Property other than encroachments that do not materially adversely affect the use or occupancy of the Property and no improvements on adjoining properties encroach upon the Property or easements benefitting the Property other than encroachments that do not materially adversely affect the use or occupancy of the Property. To the best of Borrower's knowledge, all amenities, access routes or other items that materially benefit the Property are under direct control of Borrower, constitute permanent easements that benefit all or part of the Property or are public property, and the Property, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

              (vii) To the best of Borrower's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Property except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

              (viii) Borrower has completed due diligence in connection with the acquisition of such Property consistent with Borrowers the usual and customary practices of Borrower and its Affiliates.

         (d) Such other documents and instruments as may be reasonably required by Lender in connection with such Property.

     Subject to satisfaction of all of the conditions contained in Section 7.2 and this Section 7.3, Lender shall make disbursements on the date of the requested disbursements as set forth in Borrower's Request for Disbursement.

     Upon repayment of an Acquisition Advance provided no Event of Default exists, Lender agrees to release any collateral (including any Mortgage or assignment of bonds) provided in connection with such Acquisition Advance.


                                 ARTICLE 8.

                            BORROWER'S AGREEMENTS
                            ---------------------

     8.1 Borrower further covenants and agrees to and with Lender as follows:

COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES
--------------------------------------------------------

         (a) At all times after the Loan Opening Date, Borrower will comply in all material respects with all applicable Laws and requirements of Governmental Authorities, including all requirements and conditions set forth in all permits, licenses and other approvals which have been obtained or are required to be obtained from Governmental Authorities for the operation, use or occupancy of the Properties.

INSPECTION BY LENDER
--------------------

         (b) Borrower will cooperate with Lender in arranging for inspections, from time to time, of the Properties by Lender and its agents and representatives at any time during normal business hours following reasonable notice, except in the case of an emergency when no notice shall be required.

RENEWAL OF INSURANCE
--------------------

         (c) Throughout the term of the Loan, Borrower shall maintain or cause to be maintained in full force and effect insurance with respect to the Properties as is customary for similar properties owned by institutional owners. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time, and upon request by Lender furnish evidence of such insurance to Lender.

PAYMENT OF TAXES
----------------

         (d) Borrower shall pay, or cause to be paid, all general and special taxes, real estate taxes, assessments and charges, sales and excise taxes, any tax that is due or becomes due in respect of the issuance of the Note or the recording of any Mortgage, and shall, upon request, furnish to Lender copies of the receipts therefor; provided, however, that Borrower shall have the right to pay any such tax under protest, or to otherwise contest any such tax or assessment or charge, but only if (i) such contest has the effect of preventing the collection of such taxes so contested (if applicable law permits such contest to be conducted prior to the payment in full of the disputed tax or assessment) and also preventing the sale or forfeiture of the applicable Property or any part thereof or any interest therein, or (ii) adequate reserves have been established in accordance with GAAP.

LENDER'S ATTORNEYS' FEES AND EXPENSES
-------------------------------------

         (e) In case of any default under this Agreement or any of the other Loan Documents, Borrower (in addition to Lender's reasonable attorneys' fees and expenses to be paid by Borrower under Section 5.1) shall pay all of Lender's reasonable attorneys' fees and expenses in connection with the enforcement of this Agreement and the other Loan Documents and with the collection of all amounts payable hereunder and thereunder. In addition to, and without limiting the generality of the foregoing, if at any time hereafter prior to repayment of the Loan in full, Lender employs counsel (i) to review and/or prepare documentation in connection with an Acquisition Advance, (ii) because it in good faith believes a Default may exist, or (iii) because it is responding to a request made by the Borrower, then, in any such event, all of the attorneys' fees and expenses arising from such services, and all expenses, costs and charges relating thereto, shall be paid by Borrower within 10 days after notice and demand by Lender, and, if Borrower fails to pay such fees, costs and expenses, payment thereof by Lender shall be deemed to constitute additional indebtedness evidenced by the Note (even if the total amount of such indebtedness would then exceed the face amount of the
     Note), payable on demand and secured by the Mortgages and the other Loan Documents.

LENDER'S ACTION FOR ITS OWN PROTECTION ONLY
-------------------------------------------

         (f) The authority herein conferred upon Lender, and any action taken by Lender, to inspect the Properties and to approve all other documents and instruments submitted to Lender, will be exercised and taken by Lender and by Lender's employees, agents and representatives for their own protection only and may not be relied upon by Borrower or any other party for any purposes whatever; and neither Lender nor Lender's employees, agents and representatives shall be deemed to have assumed any responsibility to Borrower or any other party with respect to any such action herein authorized or taken by Lender or Lender's employees, agents and representatives. Any review, investigation or inspection conducted by Lender, any architectural, engineering or other consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower's satisfaction of any conditions precedent to the disbursement of Loan proceeds under this Agreement, Borrower's performance of any of the other covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon or (ii) Lender's reliance upon any certifications of Borrower, or any other party required under this Agreement, or any other facts, information or reports furnished to Lender by Borrower or any other party.

FURNISHING INFORMATION
----------------------

         (g) Borrower shall deliver or cause to be delivered to Lender:

             (i) As soon as publicly available but in no event later than the date such reports are to be filed with the Securities
         Exchange Commission, copies of all Form 10Ks, 10Qs, 8Ks, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which the Borrower, the REIT or any of their Affiliates files with the Securities Exchange Commission.

             (ii)  Not later than forty-five (45) days after the end of each of the first three fiscal quarters, and not later than ninety (90) days after the end of the fiscal year, a compliance certificate in substantially the form of Exhibit B hereto signed by the REIT's chief financial officer or chief accounting officer confirming that Borrower is in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer's best knowledge, no other Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

             (iii) (a) As soon as possible and in any event within 10
         Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the REIT, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such chief financial officer describing the action which Borrower proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to Borrower or any member of the Controlled Group in excess of $100,000; and (c) within 10 Business Days of filing, any Form 5500 filed by Borrower with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant's opinion.

             (iv) As soon as possible and in any event within 30 days after receipt by the Borrower, or any of its Affiliates, a copy of (a) any notice or claim to the effect that the Borrower or any of its Affiliates is or may be liable to any Person as a result of the release by such entity, or any of its Affiliates, or any other Person of any Hazardous Material into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;

             (v) Promptly upon the furnishing thereof to the shareholders of the REIT, copies of all financial statements, reports and proxy statements so furnished;

             (vi) Promptly upon the distribution thereof to the press or the public, copies of all press releases;

             (viii) Such other information (including, without limitation, non-financial information) as the Lender may from time to time reasonably request.

     Additionally, Borrower and the REIT will:

             (1) promptly supply Lender with such information concerning its and the REIT's their respective affairs and property as Lender may reasonably request from time to time hereafter;

             (2) promptly notify Lender of any condition or event which constitutes (or which upon the giving of notice or lapse of time, or both, would constitute) a default or Event of Default or any event or circumstance which causes any information which has previously been provided by it to Lender to include an untrue statement of material fact or to omit to state any material fact or any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in such event, Borrower shall promptly furnish to Lender updated or revised information which will correct such untrue statement or include such omitted fact;

             (3) promptly notify Lender of the occurrence or failure to occur of any event that has a Material Adverse Effect on its financial condition, and maintain a standard and modern system of accounting in accordance with generally accepted accounting principles (as applied in the United States) consistently applied;

             (4) permit Lender to copy and make abstracts from any and all of its books and records provided that Lender agrees to take normal and reasonable precautions to maintain the confidentiality of non-public information obtained from such books and records provided that Lender may disclose such information (x) when required to do so by applicable law, regulatory authorities, or subpoena, (y) to its employees, agent, attorneys, and advisors, and (z) in connection with any litigation.

             (5) promptly notify Lender of the institution of any action, suit or proceeding involving, Borrower or the REIT; and

             (6) promptly furnish to Lender copies of all other information concerning the Borrower and/or the Properties as is reasonably requested from time to time by Lender.

DOCUMENTS OF FURTHER ASSURANCE
------------------------------

         (h) From time to time, Borrower shall execute, deliver, record and furnish such documents as may be reasonably necessary or desirable to (i) perfect and maintain perfected as valid liens the liens granted by Borrower to Lender under the Mortgages, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents and (iii) consummate fully the transaction contemplated under this Agreement.

INDEMNIFICATION
---------------

         (i) Borrower shall unconditionally indemnify, defend and hold harmless Lender, its officers, directors, shareholders, employees and agents, and any successor to any interest of Lender in or to the Loan and such successor's officers, directors, shareholders, employees, agents, partners and principals (all of the foregoing are collectively called "Indemnified Persons") from and against any and all claims, losses, costs and expenses (including reasonable litigation costs and reasonable attorneys' fees, expenses and disbursements), damages, obligations and liabilities of any nature whatsoever made against or suffered or incurred by any Indemnified Persons by reason of the assertion against such Indemnified Persons by any party of any claim relating to (i) any breach of any representation or warranty, any default or Event of Default hereunder or under any of the other Loan Documents; (ii) any other matter arising in connection with the Loan, Borrower, the Properties, the Loan Documents, or entry into or consummation of the transactions contemplated by any of the Loan Documents, (iii) Hazardous Material and ACM's at any of the Properties, or (iv) the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender's sole judgment or otherwise by reason of a breach by Borrower of Section 10.4 of this Agreement, provided, however that Borrower shall not be obligated to indemnify any of the Indemnified Parties against any of the Indemnified Parties' gross negligence or willful misconduct or any loss, cost, and expense arising solely from Lender's breach of this Agreement.

INSURANCE REPORTING REQUIREMENTS
--------------------------------

         (j) Borrower shall promptly notify its insurance carrier or agent therefor (with a copy of such notification being provided to Lender) if there is any occurrence which, under the terms of any insurance policy then in effect requires such notification.

COMPLIANCE WITH LAWS
--------------------

         (k) Borrower shall promptly comply in all material respects with all Laws (including all applicable zoning, building, health, fire and environmental Laws) of any Governmental Authority having jurisdiction over Borrower or the Properties.

HAZARDOUS MATERIAL
------------------

         (l) Except for Routine Uses (but only to the extent such materials are properly contained, labeled and used in accordance with all applicable Laws), Borrower shall (i) keep, and shall use good faith efforts to cause all tenants, subtenants and managers to keep, the Properties free of all Hazardous Material, (ii) comply, and shall use good faith efforts to cause all tenants, subtenants and managers to comply, with all environmental Laws, including Laws regarding Hazardous Material, and (iii) keep the Properties free of any lien imposed pursuant to such Laws.

ASBESTOS
--------

         (m) Borrower shall not install or permit to be installed any ACM's in any of the Properties. Borrower shall promptly remove and dispose of (or otherwise abate) all ACM's currently present at the Properties in accordance with Laws, at Borrower's expense and sole risk.

PAYMENTS TO AFFILIATES
----------------------

         (n) None of Borrower, the REIT, or any Affiliate of Borrower or the REIT shall receive any overhead fees, leasing fees, management fees, marketing fees, consulting fees (or any fees similar to the foregoing) during the term of the Loan, except to the extent such fees do not exceed the amount that would have been paid to non-affiliated parties for the same services in an arms-length transaction.

USE OF LOAN PROCEEDS
--------------------

         (o) Borrower will use the proceeds of the Loan to fund apartment project acquisitions made by Borrower or its Subsidiaries and for general working capital and general corporate purposes provided that the maximum amount outstanding at any one time for purposes other than apartment project acquisitions shall be not more than $6,250,000. Borrower shall not use or permit any Loan proceeds to be used for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower shall not be entitled to use proceeds of a new advance of the Loan to repay an advance already outstanding.

CONDUCT OF BUSINESS
-------------------

         (p) Borrower and the REIT will continue to engage solely in the business of acquisition, ownership, development and operation of multi-family residential properties and shall do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited partnership or corporation in their respective jurisdictions of organization and maintain all requisite authority to conduct business in each jurisdiction in which business is conducted.

REIT STATUS
-----------

         (q) The REIT shall at all times remain (i) a fully qualified real estate investment trust under Sections 856, et. seq. of the Internal Revenue Code and (ii) listed on the New York Stock Exchange, NASDAQ or any other nationally recognized securities exchange.

MERGER
------

         (r) Borrower and/or the REIT will not merge or consolidate with or into any other Person unless the REIT continues to have a controlling interest in the resulting entity; provided that if the REIT fails to have a controlling interest in such resulting entity, Borrower shall be required to repay the Loan in full within 30 days after notice and demand by Lender and Lender in its sole discretion may elect not to make any further disbursements of the Loan during such period.

ERISA
-----

         (s) Borrower and the REIT shall comply in all material respects with all requirements of ERISA applicable to it with respect to each Plan.

LIENS
-----

         (t) Borrower shall not create, incur, or suffer to exist (or permit any of its Subsidiaries to create, incur, or suffer to exist) any Lien in, of or on the Property of the Borrower, the REIT, or any of their Subsidiaries except:

             (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

             (ii) Liens which arise by operation of law, such as carriers',
         warehousemen's, landlords', materialmen and mechanics' liens   and
         other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

             (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

             (iv) Utility easements, building restrictions, zoning restrictions, easements and such other covenants, restriction agreements, encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

             (v)   Liens of any Subsidiary in favor of the Borrower; and

             (vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement. Notwithstanding the foregoing, no Liens described in subsections (iii), (v), and (vi) shall be permitted on Properties acquired with the proceeds of an Acquisition Advance until such Acquisition Advance has been repaid.

Notwithstanding the foregoing, Liens permitted pursuant to this Section 8.1(t) shall be deemed to be "Permitted Liens".


                                 ARTICLE 9.

                             FINANCIAL COVENANTS
                             -------------------

MINIMUM CONSOLIDATED TANGIBLE NET WORTH
---------------------------------------

     9.1 The Consolidated Tangible Net Worth shall not at any time be less than (i) $110,000,000 plus (ii) 90% of the net cash proceeds or value derived from any Equity Securities issued by the REIT after January 1, 1997.

INTEREST COVERAGE RATIO
-----------------------

     9.2 The Interest Coverage Ratio shall not at any time be less than 2.00 to
1.00 as measured for the most recent four fiscal quarter period.

EBITDA TO DEBT SERVICE
----------------------

     9.3 The ratio of EBITDA to Debt Service shall not at any time be less than
1.75 to 1 for the most recent four fiscal quarter period.

UNHEDGED FLOATING RATE DEBT
---------------------------

     9.4 The Unhedged Floating Rate Debt of the Borrower, the REIT and their Subsidiaries on a consolidated basis shall at no time exceed 30% of Consolidated Indebtedness.


                                 ARTICLE 10.

                                 ASSIGNMENTS
                                 -----------

LENDER'S RIGHT TO ASSIGN
------------------------

     10.1 (a) Assignment. Lender shall have the right, without the consent of Borrower and at no cost or expense to Borrower, to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the Loan Documents, including the Note, the Mortgages and any of the other Loan Documents, to any other party (an "Assignee"). Borrower hereby agrees that all of the rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by an Assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. Lender hereby agrees that all of the rights of Borrower hereunder shall in no way be affected by any such assignment.

          (b) Participants. Lender shall have the right, without the consent of Borrower and at no cost or expense to Borrower, to syndicate or sell participations to one or more other lenders (a "Participant") in or to all or a portion of its rights and obligations under the Loan and the Loan Documents.

          (c) Availability of Records; Further Assurances. Borrower acknowledges and agrees that Lender may provide to any Assignee or Participant, originals or copies of this Agreement, the Note, the Mortgages, any other Loan Documents and any other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or the REIT, or received by Lender in connection with the Loan, Borrower, the REIT or any Affiliate of Borrower or the REIT, provided that prior to any such delivery or communication, such Assignees or Participants shall agree to preserve the confidentiality of any of the foregoing to the same extent that the Lender agreed to preserve such confidentiality. In order to facilitate assignments to Assignees and sales to Participants, Borrower shall execute such further documents, instruments or agreements as Lender may reasonably require. In addition, Borrower agrees to cooperate fully with Lender in the exercise of Lender's rights pursuant to this Section 10.1, including providing such information and documentation regarding Borrower, the

     REIT, and Affiliates and their businesses and finances as Lender or any potential Assignee or Participant may reasonably request and to meet with potential Assignees and Participants.

          (d) Lender as Agent. Borrower acknowledges, that Lender, as agent for itself and any Assignees, shall have the sole and exclusive authority to execute and perform this Agreement and each other Loan Document on behalf of itself, as Lender, and as agent for itself and the Assignees. Except as otherwise provided herein, Borrower shall have no obligation to recognize or take any action or to deal directly with any Assignee, and no Assignee shall have any right to take any action or to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the other Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as agent to bind Lender and the Assignees, notwithstanding that the particular action in question may, pursuant to this Agreement or any other agreement, be subject to the consent or direction of any Assignee or any Co-Agent appointed pursuant to the succeeding paragraph.

          (e) Co-Agents. Lender may, at its sole option and from time to time, with the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed) appoint any Assignee or any affiliate of Lender as a co-agent ("Co-Agent"). If any Co-Agent is appointed, such Co-Agent and Lender shall allocate among themselves, as they may agree from time to time, and so exercise and perform, the rights and duties of Lender to administer the Loan.

          (f) Successor Agent. Lender and any Co-Agent may resign as agent of the Assignees, at the discretion of either of them, without the consent of Borrower, provided that upon any such resignation of any Co-Agent, Lender may replace such Co-Agent with a successor Co-Agent reasonably approved by Borrower. Upon the resignation of Lender as agent, (i) if a Co-Agent shall be acting with respect to the Loan, such Co-Agent shall become the sole agent with respect to the Loan, on behalf of itself and as agent for itself and the Assignees, or (ii) if no Co-Agent shall be acting with respect to the Loan, the Assignees shall have the right to appoint a successor agent reasonably approved by Borrower. If Lender resigns and
     (1) no Co-Agent shall be acting with respect to the Loan, and (2) no successor agent shall have been so appointed by the Assignees and approved by the Borrower and shall have accepted such appointment within thirty
     (30) days after the retiring agent's giving of notice of resignation, then the retiring agent may, on behalf of the Assignees, appoint a successor agent. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement.

          (g) Lender's Right to Re-book Loan. In addition to, and not in limitation of, any of Lender's rights under this Section 10.1, Lender, in its sole discretion, shall have the right, from time to time, to re-book the Loan with, or assign or transfer the Loan to, any of the Credit Lyonnais Branches or any other Affiliate of Credit Lyonnais, in which case such Credit Lyonnais Branch or other Affiliate of Credit Lyonnais shall, from and after the date of any such re-booking, assignment or transfer, (i) succeed to all of the rights and remedies and be subject to all of the obligations of Lender under this Agreement and the other Loan Documents and (ii) constitute the "Lender" under this Agreement and the other Loan Documents. The Credit Lyonnais Branch or the Affiliate of Credit Lyonnais designated as the "Lender" immediately prior to such re-booking, assignment or transfer shall, upon the occurrence of such re-booking, assignment or transfer, be released from its rights and obligations hereunder and under the other Loan Documents. Borrower shall execute any documents reasonably required by Lender in order to effectuate or evidence such re-booking, assignment or transfer.

PROHIBITION OF ASSIGNMENTS BY BORROWER
--------------------------------------

     10.2 Borrower shall not assign or attempt to assign its rights under this Agreement.

RESTRICTIONS ON TRANSFERS OF INTEREST
-------------------------------------

     10.3 The REIT shall at all times maintain a controlling interest in Borrower. Under no circumstances shall Borrower or the REIT, or an Affiliate of the Borrower, or the REIT convey, transfer, lease or otherwise dispose of all or substantially all of its property, assets or business.

PROHIBITION OF TRANSFERS IN VIOLATION OF ERISA
----------------------------------------------

     10.4 In addition to the prohibitions set forth above in Section 10.2 and
Section 10.3, and not in limitation thereof, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender's rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA or the Internal Revenue Code.

SUCCESSORS AND ASSIGNS
----------------------

     10.5 Subject to the foregoing restrictions on transfer and assignment contained in this Article 10, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.


                                 ARTICLE 11.

                              EVENTS OF DEFAULT

     11.1 The occurrence of any one or more of the following shall constitute an "Event of Default," as such term is used herein:

          (a) If Borrower fails to pay the unpaid principal amount of the Loan when due, whether when due hereunder or upon acceleration or otherwise as provided herein and in the Note;

          (b) If Borrower fails to pay any monthly installment of interest under the Note when due and such failure continues for five (5) days after notice from Lender;

          (c) If Borrower fails to observe or perform any covenant, agreement or obligation hereunder or under the other Loan Documents involving the payment of money, other than the payment of principal or interest under the Note, and such failure shall continue for fifteen
     (15) days;

          (d) If there is a breach of any of the financial covenants contained in Article 9 of this Agreement;

          (e) If Borrower fails to perform any of its non-monetary covenants, agreements and obligations under this Agreement, or has otherwise breached any of the covenants, agreements and conditions of this Agreement, and such failure or breach shall continue for thirty (30) days after written notice thereof from Lender; provided, however, that if such failure or breach by its nature can be cured but cannot be cured within such thirty (30) day period, then the same shall not constitute an Event of Default so long as Borrower commences cure within such thirty (30) day period and diligently and in good faith prosecutes such cure to completion within ninety (90) days of said written notice from Lender to Borrower;

          (f) If at any time or times hereafter any representation or warranty (including the representations and warranties of Borrower set forth in Article 3 of this Agreement), statement, report or certificate now or hereafter made or delivered by Borrower or the REIT, or any Affiliate of the Borrower or the REIT (i) proves to have been untrue, incorrect or misleading in any material respect when made or delivered or
     (ii) thereafter becomes untrue, incorrect or misleading in any material respect, unless, if the representation or warranty is of a nature that can be made to be true or correct,

     Borrower duly notifies Lender of such fact and diligently proceeds to and does make such representation or warranty true and correct and not misleading, within any applicable grace period contained herein, or, if no grace period is provided herein, within thirty (30) days; provided, however, that nothing herein shall be deemed to extend any applicable grace period beyond the Maturity Date;

          (g) If all or substantially all of the assets of the Borrower, the REIT or any Affiliate of the Borrower or the REIT are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and the same is not vacated, stayed, dismissed, set aside or otherwise remedied within sixty (60) days after the occurrence thereof;

          (h) If any petition is filed by or against the Borrower or the REIT under the Federal Bankruptcy Code or any similar state or federal law, whether now or hereafter existing (and, in the case of involuntary proceedings, either failure to cause the same to be vacated, stayed or set aside within ninety (90) days after filing or the entry of an order for relief); or if the Borrower or the REIT makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due;

          (i) Failure of the Borrower or the REIT to pay when due (after any applicable notice or grace period), any Indebtedness equal to or exceeding $10 million in the aggregate or if any other event shall occur or condition exist (after applicable notice or grace periods) the effect of which is to permit the holder of such indebtedness (which includes liabilities under guaranties) exceeding $10 million to cause such indebtedness to become due prior to its date of maturity.

          (j) The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan, which Reportable Event has had or would reasonably be expected to have a Material Adverse Effect.

          (k) The Borrower or the REIT or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or the REIT or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum; provided, however, that such event shall not constitute an Event of Default as long as the Borrower, the REIT or the Controlled Group member, as applicable, is contesting in good faith the imposition of withdrawal liability.

          (l) The Borrower, the REIT, or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, if as a result of such reorganization the aggregate annual contributions of the Borrower, the REIT and the other members of the Controlled Group.

          (m) If a default occurs under any of the other Loan Documents and continues beyond the applicable notice and grace period, if any, contained therein.

          (n) If a default occurs under the Amended and Restated Master Reimbursement Agreement (Pool 1 Properties) dated as of December 1,
     1996 between Ambassador VIII, L.P. and Federal National Mortgage Association (as amended) and continues beyond the applicable grace period, if any, contained therein.

          (o) If a default occurs under that certain Credit Agreement (the "Bank One Credit Agreement") dated as of June 26, 1996, among
     Ambassador II, L.P., a Delaware limited partnership, the banks identified therein and Bank One Arizona, NA (as amended) and continues beyond the applicable grace period, if any, contained therein.


                                 ARTICLE 12.

                    LENDER'S REMEDIES IN EVENT OF DEFAULT
                    -------------------------------------

REMEDIES CONFERRED UPON LENDER
------------------------------

     12.1 (a) Upon the occurrence of an Event of Default under Section 11.1(i), the Note shall immediately and automatically become due and payable in full without notice, presentment, demand, protest or other action of any kind, all of which Borrower hereby expressly waives, and Lender shall, in addition to the foregoing and all other remedies conferred upon Lender by law and by the terms of the Note, the Mortgage and the other Loan Documents, have the right, but not the obligation, to pursue one or more of the remedies set forth in Section 12.1(b), concurrently or successively, it being the intent hereof that all of such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other.

          (b) Upon the occurrence of any Event of Default, Lender shall, in addition to all other remedies conferred upon Lender by law and by the terms of the Note, the Mortgages and the other Loan Documents, have the right but not the obligation to pursue any one or more of the following remedies, concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:

              (i) Withhold further disbursement of the proceeds of the Loan (if any);

              (ii)  Declare the Note to be immediately due and payable;

              (iii) Use and apply any monies deposited by Borrower with Lender, regardless of the purpose for which the same was deposited, to cure any default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and

              (iv) Exercise or pursue any other right or remedy permitted under this Agreement or any of the other Loan Documents or conferred upon Lender by operation of Law.

NON-WAIVER OF REMEDIES
----------------------

     12.2 No waiver of any breach or default of any provision of this Agreement or any other Loan Document shall constitute or be construed as a waiver by Lender of any subsequent or prior breach or default or of any breach or default of any other provision of this Agreement or such other Loan Document.


                                 ARTICLE 13.

                             GENERAL PROVISIONS
                             ------------------

CAPTIONS
--------

     13.1 The captions and headings of various Articles and Sections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.

NOTICES
-------

     13.2 Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given and received: (a) if hand delivered, on the day so delivered to the address set forth below; (b) if mailed, on the third Business Day after the day on which it is deposited in the United States mails in the continental United States, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below;
(c) if by Federal Express or other reputable express courier service, on the next Business Day after delivery to such express courier service, addressed as set forth below; or (d) if by telecopy transmission, on the day and at the time on which delivered to such party at the address and the telecopier number set forth below:

     If to Borrower:

              Ambassador Apartments, L.P.
              77 West Wacker Drive
              Suite 4040
              Chicago, IL  60601
              Telephone:  312-917-1600
              Telecopier: 312-917-9910
              Attention:  Adam D. Peterson

     with a copy to:

              Kaye, Scholer, Fierman, Hays & Handler LLP
              425 Park Avenue
              New York, NY  10022-3598
              Telephone:  212-836-8618
              Telecopier:  212-836-8689
              Attention:  Stephen Gliatta, Esq.

     If to Lender:

              Credit Lyonnais New York Branch
              227 West Monroe, Suite 3800
              Chicago, Illinois 60606
              Telephone:   (312) 220-7322
              Telecopier:  (312) 220-7339
              Attention:  Real Estate Group

     with copies to:

              Credit Lyonnais New York Branch
              Credit Lyonnais Building
              1301 Avenue of the Americas
              New York, New York 10019-6092
              Telephone:   (212) 261-7050
              Telecopier:  (212) 459-3187
              Attention:  Legal Department
     and:

              Sonnenschein Nath & Rosenthal
              8000 Sears Tower
              Chicago, Illinois 60606
              Telephone:   (312) 876-8000
              Telecopier:  (312) 876-7934
              Attention:  Steven R. Davidson, Esq.

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

ENTIRE AGREEMENT; MODIFICATION; WAIVER
--------------------------------------

     13.3 This Agreement and the other Loan Documents and instruments delivered in connection herewith constitute the entire agreement among the parties with respect to the Loan and supersede all prior agreements, written and oral, relating to the subject matter hereof. Neither Lender nor any employee of Lender has made or is authorized to make any representation or agreement upon which Borrower may rely unless such matter is made for the benefit of Borrower and is in writing signed by an authorized officer of Lender. Borrower agrees that it has not and will not rely on any custom or practice of Lender, or on any course of dealing with Lender, in connection with the Loan unless such matter is set forth in this Agreement or the other Loan Documents or in a written instrument made for the benefit of Borrower and signed by an authorized officer of Lender. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is sought.

GOVERNING LAW
-------------

     13.4 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICTS) OF THE STATE OF NEW YORK.

ACQUIESCENCE NOT TO CONSTITUTE WAIVER OF LENDER'S REQUIREMENTS
--------------------------------------------------------------

     13.5 Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender; provided, however, that to the extent Lender may have acquiesced in any noncompliance with any conditions, covenants or obligations of Borrower contained herein, such acquiescence shall not be deemed to constitute a waiver by Lender of the performance by Borrower of any subsequent conditions, covenants or obligations to be performed by Borrower hereunder.

DISCLAIMER BY LENDER
--------------------

     13.6 (a) This Agreement is made for the sole benefit of Borrower and Lender (and Lender's successors and assigns and participants, if any), and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement. Lender shall not be liable to any party for any debts or claims accruing in favor of any such party against Borrower or others. Borrower is not and shall not be an agent of the Lender for any purposes. Except as expressly set forth in the Loan Documents, Lender is not and shall not be an agent of Borrower for any purposes. Lender, by making the Loan or any action taken pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower.

          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including, without limitation, any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute (i) a warranty or representation to anyone with respect thereto by Lender or (ii) a waiver of any of Borrower's obligations or liabilities under this Agreement or any of the other Loan Documents with respect to any facts, matters or circumstances disclosed in any of the reports or other documents described in this Section 13.6(b).

          (c) Lender owes no duty of care to protect Borrower with respect to any matter reviewed or investigated by Lender in connection with the Loan.

RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER'S DEFAULTS
------------------------------------------------------------

     13.7 If (i) Borrower shall fail to perform in a timely fashion any of Borrower's covenants, agreements or obligations contained in this Agreement or the other Loan Documents, or (ii) Lender determines in good faith that an emergency or other exigent circumstances exist, Lender may (but shall not be obligated to) perform any of such covenants, agreements and obligations. Any amounts expended by Lender to cure Borrower's defaults shall constitute additional indebtedness evidenced by the Note (even if the total amount of such indebtedness would then exceed the face amount of the Note), payable on demand and secured by the Mortgages and the other Loan Documents.

DEFINITIONS INCLUDED IN AMENDMENT
---------------------------------

     13.8 Definitions contained in this Agreement which identify documents, including the other Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

TIME IS OF THE ESSENCE
----------------------

     13.9 Time is hereby declared to be of the essence of this Agreement and of every part hereof.

EXECUTION IN COUNTERPARTS
-------------------------

     13.10 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

WAIVER OF CONSEQUENTIAL DAMAGES
-------------------------------

     13.11 In no event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the other Loan Documents, and Borrower for itself and all Affiliated Parties hereby waives all claims for consequential damages.

CLAIMS AGAINST LENDER
---------------------

     13.12 Lender shall not be liable for monetary damages for default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within sixty (60) days after Borrower first had knowledge of, or reasonably should have had knowledge of, the occurrence of the event which Borrower alleges gave rise to such default and Lender does not remedy or cure the default (if any) with reasonable promptness. Regardless of whether Borrower gives Lender the notice required to seek such monetary damages, Borrower at all times shall have the right to seek specific performance of Lender's obligations hereunder.

JURISDICTION; SERVICE OF PROCESS
--------------------------------

     13.13 WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE PROJECT OR ANY OTHER LOAN DOCUMENT (EACH, A "PROCEEDING"), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS LOCATED IN THE COUNTY OF COOK AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS LOCATED IN THE COUNTY OF COOK; AND (B) WAIVES ANY OBJECTION

WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING
BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY ILLINOIS STATE OR UNITED STATES COURT SITTING IN THE CITY OF CHICAGO MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; PROVIDED, HOWEVER, THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

SET-OFFS
--------

     13.14 (a) From time to time in connection with the payment of interest due and payable under the Note and (b) in all other instances, after the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs each branch of Credit Lyonnais (the "Credit Lyonnais Branches") from time to time, but only upon the specific request of Lender, to charge Borrower's accounts and deposits with the Credit Lyonnais Branches (general or special, time or demand, provisional or final), other than tenant security accounts, and to pay over to Lender an amount equal to any amounts from time to time due and payable to the Lender hereunder, under the Note or under any other Loan Document. Borrower hereby grants to the Lender a security interest in and to all such accounts and deposits maintained by the Borrower with the Credit Lyonnais Branches.


SEVERABILITY
------------

     13.15 The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, and if such courts declare such portion, provision, or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained therein, and that the rights, obligations, and interests of Borrower and Lender under the remainder of this Agreement shall continue in full force and effect.

WAIVER OF JURY TRIAL
--------------------

     13.16 BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SURVIVAL OF INDEMNITIES
-----------------------

     13.17 All indemnities of Borrower contained in this Agreement shall survive in perpetuity (or for such period as may be permitted by Law), notwithstanding the payment in full and the performance of all obligations under the Loan Documents.

RECOURSE
--------

     13.18 The REIT, by executing this Agreement as general partner of the Borrower, hereby specifically confirms that as general partner it is fully liable for all obligations of the Borrower.

           Borrower and Lender have executed this Agreement as of the day and year first set forth above.



BORROWER:                             AMBASSADOR APARTMENTS, L.P.

                                      By: Ambassador Apartments, Inc.,
                                          its general partner


                                          By:
                                              -------------------------
                                              Print Name:
                                                         --------------
                                              Title:
                                                    -------------------


LENDER:                               CREDIT LYONNAIS NEW YORK BRANCH,
                                      a branch of a French banking corporation


                                      By:
                                          -----------------------------
                                      Print Name:
                                                 ----------------------
                                      Title:
                                            ---------------------------

     THE UNDERSIGNED HEREBY AGREES TO BE BOUND BY, AND TO PERFORM, ALL COVENANTS AND OBLIGATIONS contained herein that expressly apply to the undersigned in the same manner as if it were a party to this Agreement.

                         AMBASSADOR APARTMENTS, INC.


                         By:
                            --------------------------------
                         Print Name:
                                    ------------------------
                         Title:
                               -----------------------------

                                  EXHIBIT A
                                  ---------

                           FORM OF MORTGAGE RIDER
                           ----------------------

     This Rider is incorporated into and is an integral part of the foregoing Mortgage.

     1. Mortgagor does hereby absolutely and unconditionally assign to Mortgagee all of Mortgagor's right, title, and interest in all current and future leases and all rents, issues and profits derived from the operation of the premises mortgaged hereby (the "Property"), it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, Mortgagee grants to Mortgagor a revocable license to operate and manage the Property and to collect the rents, until such time as an Event of Default occurs and is continuing in which event the license granted to Mortgagor shall be revoked upon notice to Mortgagor.

     2. This Mortgage has been executed and delivered to Mortgagee pursuant to the terms of that certain Revolving Credit Agreement dated as of April __, 1997 between Ambassador Apartments, L.P. and Mortgagee (the "Credit Agreement").
The occurrence of an Event of Default (as defined in the Credit Agreement)
shall constitute an Event of Default hereunder.   Upon the occurrence and
during the continuance of an Event of Default Mortgagee shall have the right to foreclose this mortgage in the manner provided by law and to the maximum extent permitted by law Mortgagor hereby waives any right of redemption. Mortgagor shall also have the right to the appointment of a receiver as a matter of strict right without regard to the adequacy of the security or the solvency of the Mortgagor and any such receiver shall have all of the usual powers and duties of receivers in similar cases. Mortgagee shall also have such other rights and remedies that may be available at law or in equity or under the Uniform Commercial Code.

     3. This Mortgage shall also constitute a "Security Agreement" within the meaning of the Uniform Commercial Code of the state where the Property is located. Mortgagor by executing, delivering this Mortgage has granted and hereby grants to Lender as security for the indebtedness secured by this Mortgage a security interest in the Property to the full extent that the Property constitutes personal Property subject to the Uniform Commercial Code. This Mortgage will also constitute a "fixture filing" and a financing statement for purposes of the Uniform Commercial Code of the state where the Property is located.

     4. Mortgagor shall protect, defend, indemnify and hold harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, losses, fines, costs and expenses (including without limitation reasonable attorney's fees and disbursements) imposed upon or incurred by or asserted against Mortgagee by reason of (a) ownership of this Mortgage or an interest therein; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof; and (c) the presence, disposal, seepage, leakage, spillage, discharge, emission, or release or any

Hazardous Material (as defined in the Credit Agreement), or the failure of the Property to comply with all environmental laws and regulations, except for liability arising from the gross negligence or wilful misconduct of Mortgagee. The obligations and liabilities of Mortgagor under this paragraph shall survive the termination of this Mortgage.

     5. All notices to the Mortgagor pursuant to this Mortgage shall be sent in care of Ambassador Apartments, L.P., in the same manner as is provided in the Credit Agreement.

     6. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS MORTGAGE.


NOTE: IF A DEED OF TRUST IS USED RATHER THAN A MORTGAGE, THE TERMINOLOGY IN THE ABOVE RIDER WILL NEED TO BE MODIFIED ACCORDINGLY.

                                  EXHIBIT B
                                  ---------

                          CERTIFICATE OF COMPLIANCE

                      FINANCIAL COVENANTS CERTIFICATION


     The undersigned Ambassador Apartments, Inc. (the "REIT") is the general partner of Ambassador Apartments, L.P., a Delaware limited partnership. Such limited partnership has entered into a Revolving Credit Agreement with Credit Lyonnais New York Branch dated May 28, 1997 (as amended from time to time, the "Credit Agreement"). In compliance with the requirements of the Credit Agreement, the REIT hereby certifies to Credit Lyonnais New York Branch that, as of the date hereof:

     1. The REIT's Consolidated Tangible Net Worth, including minority interests in Ambassador Apartments, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), is equal to or greater than _____________, which is not less than $110,000,000 plus (ii) ninety percent (90%) of the net cash proceeds or value derived from any Equity Securities which have been issued by the REIT after January 1, 1997. Attached hereto are current Financial Statements and calculations, certified by the Chief Financial Officer of the REIT confirming the foregoing certification.

     2. The REIT's Interest Coverage Ratio is not and, at any time during the last four (4) calendar months preceding the date of this Certification (including the month of this Certification), has not been less than 2.00 to 1.

     3. The ratio of EBITDA to Debt Service is not, and, at any time during the last four (4) calendar months preceding the date of this Certification (including the month of this Certification), has not been less than 1.75 to 1.

     4. The Unhedged Floating Rate Debt of the Borrower, REIT, and their Subsidiaries does not exceed thirty percent (30%) of Consolidated Indebtedness.

     5. All capitalized terms used herein, which are not otherwise defined, shall have the meanings attributed to them in the Credit Agreement.

Certified this ___ day of ______, 199__.


                                             _________________________________
                                             Adam D. Peterson
                                             Chief Financial Officer of
                                             Ambassador Apartments, Inc.

                               Attachments to
                           Compliance Certificate




                 [Attach updated calculations substantially
                          similar to the attached.]

                                  EXHIBIT C


                          REQUEST FOR DISBURSEMENT